Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  Each of the undersigned is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning any of the other undersigned, unless such person knows or has reason to believe that such information is inaccurate.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 20, 2026.

SHAMROCK IONETIX, LLC

By:	Shamrock Ionetix Manager, LLC,
its sole manager

By:	/s/ Stanley Phillip Gold
	Name:	Stanley Phillip Gold
	Title:	Sole Manager

SHAMROCK IONETIX MANAGER, LLC

By:	/s/ Stanley Phillip Gold
Name:	Stanley Phillip Gold
Title:	Sole Manager

SHAMROCK ESTATES LIMITED, LLC

By:	/s/ Stanley Phillip Gold
Name:	Stanley Phillip Gold
Title:	Sole Manager

STANLEY PHILLIP GOLD

By:	/s/ Stanley Phillip Gold
Name:	Stanely Phillip Gold